Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Brian Hall, CFO
Phone: (574) 535-1125
E Mail: LCII@lci1.com

LCI Industries Second-Quarter 2018 Conference Call
Scheduled for August 2, 2018, at 11am ET

Elkhart, Indiana – July 19, 2018 – LCI Industries (NYSE: LCII), which, through its wholly-owned subsidiary, Lippert Components Inc., supplies a broad array of engineered products for the leading original equipment manufacturers of leisure and mobile transportation and adjacent industries, and the related aftermarkets of those industries, will release its second-quarter 2018 financial results before the market opens on Thursday, August 2, 2018.

LCI Industries will also host a conference call on Thursday, August 2, 2018, at 11 a.m. ET to discuss the results and other business matters. The call will conclude with a question-and-answer session with participation limited to institutional investors and analysts. Individual investors, retail brokers and the media are invited to listen to a live webcast of the call on the LCI Industries website at www.lci1.com/investors.

Participating in the conference call will be:

Jason Lippert, CEO
Scott Mereness, President
Brian Hall, CFO

About LCI Industries

From over 65 manufacturing and distribution facilities located throughout the United States and in Canada, Ireland, Italy, and the United Kingdom, LCI Industries, through its wholly-owned subsidiary, Lippert Components Inc., supplies, domestically and internationally, a broad array of engineered components for the leading original equipment manufacturers (“OEMs”) of leisure and mobile transportation, consisting of recreational vehicles (“RVs”) and adjacent industries including; buses; trailers used to haul boats, livestock, equipment, and other cargo; trucks; boats; trains; manufactured homes; and modular housing. The Company also supplies components to the related aftermarkets of these industries primarily by selling to retail dealers, wholesale distributors, and service centers. LCI’s products include steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen, and other products; vinyl, aluminum, and frameless windows; manual, electric, and hydraulic stabilizer and leveling systems; furniture and mattresses; entry, luggage, patio, and ramp doors; electric and manual entry steps; awnings and awning accessories; electronic components; televisions and sound systems; navigation systems; backup cameras; appliances; and other accessories. Additional information about LCI and its products can be found at www.lci1.com.

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